SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:


[ x ]   Preliminary Information Statement       [   ]   Confidential,  for   use
[   ]   Definitive Information Statement                of the Commission only
                                                        (as permitted by Rule
                                                         14c-5(d)(2))

                            NAL FINANCIAL GROUP INC.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

/ x /         No fee required.

/  /          Fee computed  on  table  below per Exchange Act Rules 14c-5(g) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:


         (5)   Total fee paid:

/ /            Fee paid previously with preliminary materials.

/ /            Check  box if any  part of the fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

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


                                PRELIMINARY COPY

                            NAL FINANCIAL GROUP INC.
                     500 Cypress Creek Road West, Suite 590
                         Fort Lauderdale, Florida 33309


                              INFORMATION STATEMENT


                  This Information Statement is furnished to provide notice to the holders of shares of common stock, par value $.15 (the "Common Stock"), of NAL Financial Group Inc. (the "Company") that the record holder of approximately 73.6% of the outstanding shares of Common Stock has delivered to the Company a written consent (the "Consent") approving the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 (the "Amendment").

                  On August 21, 1997, the Board of Directors of the Company approved the Amendment with a recommendation that the Company's stockholders approve the Amendment.

                  On November 19, 1997 (the "Record Date"), there were 50,000,000 shares of Common Stock outstanding and entitled to vote upon the Amendment. CIHC, Incorporated ("CIHC"), a wholly owned subsidiary of Conseco, Inc. ("Conseco"), owns 36,814,305 shares of Common Stock, constituting 73.6% of the Company's outstanding Common Stock. CIHC delivered the Consent to the Company on the Record Date. As a result, all corporate approvals necessary for the Amendment have been obtained and the Amendment will become effective on December 19, 1997, 20 days after the date of this Information Statement.

                  This Information Statement describing the Amendment is first being given to Stockholders on or about November 29, 1997.

                  The principal executive offices of the Company are located at 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida 33309.



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

Background of the Amendment

                  The Amendment is one of several actions being taken to consummate the transactions required by the Investment Agreement dated August 21, 1997 (the "Investment Agreement") by and between the Company and Conseco. The Amendment is necessary to enable the Company to issue the full number of shares of Common Stock issuable upon the conversion of the Company's outstanding Subordinated Convertible Debentures and the exercise of certain warrants held by Conseco and its subsidiaries on the date of this Information Statement.

                  The Investment Agreement was the result of the Company's efforts to address its need for additional financing. During 1997, the Company has experienced losses, decreased volume, and an increase in reserves for credit. This situation and the tightening of credit generally available to the nonprime automobile financing industry led to a substantial impairment of the Company's liquidity.

                   The Company engaged a financial advisor to assist it in obtaining a transaction providing for the sale or capital restructuring of the Company. However, the measures taken by the Company did not result in the sale or capital restructuring of the Company. Accordingly, in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, the Company reported uncertainty with respect to its ability to continue operating as a going concern and that, absent a sale or restructuring of the Company, it would be forced to reorganize under the Federal bankruptcy laws.

                  Confronted with this situation, and the likely complete loss of the shareholders' investment in the Company in the event of a reorganization under the Federal bankruptcy laws, the Company entered into the Investment Agreement with Conseco on August 21, 1997. By doing so, the Company obtained an immediate infusion of additional working capital and obtained a commitment to convert all of the Company's outstanding Subordinated Convertible Debentures into Common Stock.

Investment Agreement

                  The Investment Agreement provides for a variety of transactions affecting the Company's capital structure. The following transactions required by the Investment Agreement have been consummated prior to the date of this Information Statement:

                  1. Conseco Private Capital Group, Inc., a subsidiary of Conseco, agreed to provide an additional $5,000,000 of short term debt financing to the Company pursuant to its

Credit Agreement with the Company (the "Credit Agreement"), all of which was outstanding on November 19, 1997;

                  2. CIHC purchased 5,000,000 shares of the Company's Series A Preferred Stock for an aggregate purchase price of $5,000,000. The Series A Preferred Stock was authorized by the Company's Board of Directors on September 29, 1997 pursuant to the Company's Certificate of Incorporation and
Section 151 of the General Corporation Law of Delaware;

                  3. Conseco, directly or through CIHC, purchased all of the Company's Subordinated Convertible Debentures held by other parties (the "Acquired Debentures"). The Acquired Debentures had an outstanding principal amount of $11,013,694 at the time they were acquired by Conseco from Merrill Lynch Convertible Fund, Inc., Merrill Lynch World Income Fund, Inc., Westminster Capital, Inc., and Michael Karp. Conseco assigned its directly owned Acquired Debentures to CIHC;


                  4. The conversion prices of all of the Company's outstanding Subordinated Convertible Debentures were fixed. The conversion price for Subordinated Convertible Debentures having an aggregate principal amount of $10,000,000 was fixed at $.32 per share based upon the formulae set forth in the debentures and the closing bid price of the Company's Common Stock on August 19, 1997. The conversion price for the Acquired Debentures acquired from Merrill Lynch Convertible Fund, Inc. and Merrill Lynch World Income Fund, Inc. was fixed at $.32 per share. The conversion price for the balance of the Acquired Debentures was fixed at $.30 per share;

                  5. CIHC converted $10,000,000 principal amount of the Company's Subordinated Convertible Debentures into 35,304,688 shares of Common Stock;

                  6. CIHC converted Acquired Debentures in the principal amount of $452,885 into 1,509,617 shares of Common Stock;

                  7. The maturity date of the indebtedness incurred by the Company under the Credit Agreement was extended to April 1, 1998;

                  8. The Company's Board of Directors was increased from four to seven, with the additional three members being designated by Conseco (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT - Change of Control"); and

                  9. The exercise price of warrants held by Merrill Lynch World Incorme Fund and Merrill Lynch Convertible Fund, Inc. to purchase 62,500 shares of Common Stock was reduced from $13.92 to $.72 per share.

                  Under the terms of the Investment Agreement, Conseco has agreed to convert the remaining Acquired Debentures, having an outstanding aggregate principal amount of $10,560,809, into Common Stock once the Company has sufficient authorized shares of Common Stock available for issuance upon such conversion.

                  Conseco has agreed in the Investment Agreement to certain restrictions on transactions between the Company and Conseco or its affiliates for limited time periods. Any cash out merger with Conseco or any of its affiliates or any other transaction in which the minority stockholders of the Company are forced to exchange their shares for cash or other consideration prior to April 1, 1998 will require the approval of a majority of disinterested members of the Company's Board of Directors. Prior to January 1, 1998, any such transaction will also require the approval of a majority of the Company's minority stockholders.

                  The descriptions of the provisions of the Investment Agreement contained in this Information Statement are summaries, are not complete, and are qualified in their entirety by reference to all of the provisions of the Investment Agreement, a copy of which is attached to this Information Statement as Exhibit A.

Warrants

                  The Amendment is also necessary to enable the Company to issue shares of Common Stock upon the exercise of warrants to purchase 772,000 shares of Common Stock held by Conseco and its subsidiaries.

                  The Company issued to Conseco a warrant to purchase 500,000 shares of Common Stock at an exercise price of $12.625 per share and a warrant to purchase 15,000 shares of Common Stock at an exercise price of $14.25 per share on April 23, 1996 in connection with the purchase by Conseco of the Company's Subordinated Convertible Debentures (collectively, the "Conseco Warrants").

                  In connection with the Credit Agreement, on June 23, 1997, the Company issued to Conseco Private Capital Group, Inc. a warrant to purchase 257,000 shares of Common Stock at an exercise price of $.15 per share (the "CPCG Warrant" and collectively with the Conseco Warrants, the " Warrants") and agreed to reduce the exercise price of the Conseco Warrants to $.15 per share.

Common Stock Issuable Upon Coversion of Debentures and Exercise of Warrants

                  Upon the conversion of the Acquired Debentures and the exercise of the Warrants, Conseco and its subsidiaries will own approximately [75,920,444] shares of Common Stock, representing approximately [85.20]% of the then outstanding shares of Common Stock (1).


Description of the Amendment

                  The Amendment increases the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 100,000,000. It will become effective on December 19, 1997, when a Certificate of Amendment setting forth the Amendment filed with the Secretary of State of the State of Delaware will become effective. A copy of the Amendment is attached hereto as Exhibit B.

                  The holders of the Company's existing outstanding shares of Common Stock have no preemptive right to purchase the shares authorized by the Amendment.

                  The purpose of the Amendment is to authorize sufficient shares of Common Stock for issuance upon conversion of the Acquired Debentures and exercise of the Warrants. The Amendment will also provide additional authorized shares of Common Stock for issuance by the Company in the future to satisfy obligations or to take advantage of opportunities that may become available. The Company does not anticipate seeking authorization from the Company's stockholders for the issuance of any of the shares of Common Stock authorized by the Amendment.

                  The issuance of the Common Stock authorized by the Amendment upon conversion of the Acquired Debentures will not provide any proceeds to the Company. It will, however, improve the Company's financial condition by converting the outstanding principal of, and accrued interest on, those debentures into equity. In addition, the transactions provided by the Investment Agreement, of which the Amendment is a part, have resulted in the infusion of an additional $10,000,000 of capital into the Company by means of additional advances under the Credit Agreement and the purchase of the Company's Series A Preferred Stock. The $10,000,000 of proceeds have or will be used by the Company to fund operating expenses.

--------
1 All numbers and percentages of shares of common stock set forth within brackets in this preliminary information statement have been calculated upon the assumption that the definitive information statement will be distributed on November 29, 1997 and that the amendment to the Company's Certificate of Incorporation described in this preliminary information statement will become effective 20 days thereafter. In the event of a later date of distribution, the numbers and percentages of shares of common stock will be adjusted accordingly.

                  The issuance of Common Stock authorized by the Amendment upon exercise of the Warrants will provide $115,800 of proceeds to the Company, all of which will be used by the Company to fund operating expenses.

Effect of Amendment On Existing Security Holders

                  As a result of the Amendment, [39,106,139] shares of Common Stock will be issued upon conversion of the Acquired Debentures and exercise of the Warrants, representing approximately [43.89]% of the shares of Common Stock which will then be outstanding. Upon conversion of the Acquired Debentures and exercise of the Warrants, Conseco and its subsidiaries will hold [75,920,444] shares of Common Stock or [85.20]% of the shares of Common Stock which will then be outstanding.

                  The Amendment will permit the Company to issue an additional 50,000,000 shares of Common Stock. The Company is obligated to issue [75,148,444] shares of Common Stock upon conversion by Conseco of the Company's Acquired Debentures pursuant to the Investment Agreement immediately after the Amendment becomes effective on December 14, 1997. The Company is also obligated to issue 772,000 shares of Common Stock upon exercise of the Warrants. The issuance of those shares of Common Stock will substantially reduce the proportionate interest that each presently outstanding share of Common Stock has with respect to dividends, voting, and the distribution of assets upon liquidation.

                  The issuance of the shares of Common Stock upon the effective date of the Amendment will permit Conseco to substantially increase its ownership of Common Stock. However, since Conseco presently has the power to direct or cause the direction of the management and policies of the Company, the Amendment will not result in a change of control of the Company (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Change of Control").

NASDAQ's Action to Delist Common Stock

                  The staff of The Nadaq Stock Market, Inc. ("Nasdaq") has advised the Company that it is subject to delisting, asserting that the issuance of Common Stock upon conversion of the Subordinated Convertible Debentures and certain Company actions have violated Nasdaq policies.

                  On August 29,  1997,  the Company  filed an  application  with
Nasdaq  to  determine  whether  stockholder   approval  was  necessary  for  the
transactions  under the Investment

Agreement.   The  Company's  application  also  sought  an  exemption  from  the requirement of shareholder approval in the event Nasdaq deemed such approval necessary.

                  By letter dated September 19, 1997, Nasdaq's staff asserted that, among other things, the Company's issuance of certain of the Convertible Subordinated Debentures without stockholder approval "may have occured in violation of Nasdaq Marketplace Rule 4460(i)(D)(ii)."

                   In response, the Company has requested an exception to Nasdaq's decision to delist the Company. In its written submission to Nasdaq, the Company has expressed its view that none of the Subordinated Convertible Debentures were issued in violation of Nasdaq's rules and that the transactions under the Investment Agreement did not require shareholder approval under Nasdaq's rules. A hearing on this matter is scheduled to be held on November 20, 1997.

                  In the event that Nasdaq's determinations are ultimately sustained, the Company's Common Stock would be delisted from Nasdaq. Such delisting would render Nasdaq unavailable for transactions in the Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

NAL Financial Group, Inc.

                  The following table sets forth, as of November 19, 1997, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all named executive officers and directors, individually and as a group.



                                                                 Shares Beneficially
                                                               Owned and of Record(1)
                                                             ------------------------------
Name and Address                                             Number                 Percent
----------------                                             ------                 -------
Robert R. Bartolini
   500 Cypress Creek Road West,
   Suite 590
   Fort Lauderdale, FL  33309                              2,044,754(2)                  %

Robert J. Carlson
   500 Cypress Creek Road West,
   Suite 590
   Fort Lauderdale, FL   33309                                75,196(3)                 *

Ngaire E. Cuneo
   745 Fifth Avenue, Suite 2700
   New York, NY  10151                                             0(4)                 *

David R. Jones
   2 Ocean Avenue
   Scituate, MA  02066-1624                                   23,000(5)                 *

Michael F. Bonnet
   745 Fifth Avenue, Suite 2700
   New York, NY  10151                                             0(6)                 *

Andrew W. Hubregsen
   745 Fifth Avenue, Suite 2700
   New York, NY  10151                                             0(6)                 *

Robert T. Wildman, Esquire
   2600 One Indiana Square
   Indianapolis, IN  46204-2071                                    0(6)                 *

Conseco, Inc.
   11815 N. Pennsylvania Street
   P. O. Box 1911
   Carmel, IN 46032                                      [83,920,444](7)               [86.42]%

All Directors and Executive Officers
   As a group (7 persons)                                  2,142,950                     [2.2]%

*Represents less than 1%


(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares that each person has the right to acquire within 60 days through the exercise of options, warrants or debentures, pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Exchange Act. While 50,000,000 shares of Common Stock are outstanding as of November 19, 1997, percentage of ownership is based on [97,106,139]shares of Common Stock, the number of shares of Common Stock that will be outstanding upon conversion of the Company's Subordinated Convertible Debentures and exercise of the Warrants immediately after the Amendment becomes effective and upon conversion of 5,000,000 shares of the Company's Series A Preferred Stock.

(2) Includes 1,676,245 shares held by Robert R. Bartolini and Marcia G. Bartolini, Co-Trustees of the Robert R. Bartolini Revocable Trust dated July 27, 1992. Also includes 48,931 shares presently held by English,
     McCaughan & O'Bryan, P.A. pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Includes 264,022 shares held by Marcia G. Bartolini and Robert R. Bartolini, Co-Trustees of the Marcia
     G. Bartolini Revocable Trust dated July 27, 1992. Does not include 50,000 shares owned beneficially by Edward M. Bartolini, the adult brother of Robert R. Bartolini. Also does not include 264,022 shares held by George Schnabel, Trustee of the Robert R. Bartolini and Marcia G. Bartolini Irrevocable Trust dated July 27, 1992. Includes vested incentive stock options to purchase 55,556 shares of Common Stock granted in December 1994 and December 1995. Does not include incentive stock options to purchase 69,444 shares of Common Stock granted in December 1994 and December 1995, which have not vested.

(3) Includes 9,652 shares held by English, McCaughan & O'Bryan, P.A. for the benefit of Mr. Carlson pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Includes 15,000 vested incentive stock options granted to Mr. Carlson in December 1994 and December 1995. Does not include 15,000 incentive stock options granted to Mr. Carlson in December 1994 and December 1995, which remain subject to vesting.

(4) Ms. Cuneo joined the Board of Directors effective April 23, 1996 in conjunction with the sale by the Company of certain debentures to affiliates of Conseco.

(5) Includes options to purchase 20,000 shares of Common Stock granted to Mr. Jones in connection with his appointment as a director on February 5, 1996.

(6) Michael F. Bonnet, Andrew W, Hubregsen, and Robert T. Wildman, Esquire, joined the Board of

     Directors on October 6, 1997 pursuant to the terms of the Investment Agreement. See "AMENDMENT TO CERTIFICATE OF INCORPORATION - Investment Agreement."

(7) Includes 36,814,305 shares of Common Stock held by CIHC. Also includes [47,106,139] shares of Common Stock issuable upon conversion of the Company's Subordinated Convertible Debentures and upon exercise of the Warrants, assuming such conversion and exercise occur upon the effective date of the Amendment, and upon conversion of the Company's Series A Preferred Stock, assuming a conversion price of $.625 per share.

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

Material Voting Arrangements

Messrs. Bartolini and Carlson are parties to a voting trust agreement dated as of November 30, 1994 (the "Voting Trust Agreement") pursuant to which 400,000 shares of Common Stock were held in a voting trust. The Voting Trust Agreement provides that, on any matter requiring stockholder vote, the trustee will vote such shares in the same percentage as the other then issued and outstanding shares of Common Stock are voted. Such shares may be released from the Voting Trust Agreement pursuant to an earn-out formula whereby for the years ended 1995, 1996 and 1997, 10,000 trust shares are to be released for each $150,000 of cumulative net income after taxes of the Company up to $3,000,000 and 5,000 shares are to be released for each $150,000 of cumulative net income after taxes in excess of $3,000,000, less the number of trust shares previously transferred to the stockholders under this formula. The trust shares are to be released pro rata in accordance with the number of trust shares beneficially owned by each stockholder. As of June 30, 1997, 48,931 shares remained in the trust for Mr. Bartolini and 9,652 shares remained in the trust for Mr. Carlson. If these remaining shares are not released pursuant to the earn-out formula within three years, they will be canceled. The trustee under the Voting Trust Agreement is English, McCaughan & O'Bryan, P.A., counsel to the Company.

Change of Control Transactions

As a result of the transactions which have been consummated under the Investment Agreement prior to the date of this Information Statement, Conseco and its subsidiaries presently have the power to direct or cause the direction of the management and policies of the Company.

As a result of its conversion of the Company's Subordinated Convertible Debentures prior to the date of this Information Statement, CIHC owns shares of Common Stock representing approximately 73.6 % of the outstanding Common Stock of the Company on the Record Date.


              The Company is subject to Section 203 of the Delaware General Corporation Law (the "Delaware General Corporation Law'), which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder." Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eighty-five (85) percent of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

A "business combination" is defined broadly in the Delaware GCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfer of stock of the corporation or a subsidiary to the interested stockholder (except for a transfer in conversion, exchange or pro rata distribution which does not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.


By virtue of the approval of the transactions contemplated by the Investment Agreement by action of its Board of Director's dated August 21 and September 29, 1997, the Company has waived application of Section 203 to such transactions.

On October 1, 1997, the Board of Directors increased its size from four to seven, and on October 6, 1997 elected three individuals designated by Conseco to the three vacancies on the Board of Directors thus created. On October 3, 1997, John T. Schaeffer resigned as a director of the Company. Prior to the election of the Conseco nominees to the Company's Board of Directors pursuant to the Investment Agreement, Conseco had exercised the right to designate one director provided to it in connection with the purchase by subsidiaries of Conseco of the Company's Subordinated Convertible Debentures in April 1996. As a result, four of the Company's six directors are individuals which have been designated by Conseco. Those individuals are:

Ngaire E. Cuneo

Ms. Cuneo, 46, has been a director of the Company since April 1996. She has been Executive Vice President, Corporate Development, of Conseco since 1992. From 1986 to 1992, Ms. Cuneo was

Senior  Vice  President  and  Corporate  Officer  of  General  Electric  Capital
Corporation.   Ms.  Cuneo  is  also  a  director  of  Conseco  and  Duke  Realty
Investments.

Andrew W. Hubregsen

Mr. Hubregsen, 35, became a director of the Company on October 6, 1997. He has been employed by Conseco Private Capital Group, Inc. since 1992 and its currently its Senior Vice President, with responsibilities for identifying, structuring, and underwriting new investment opportunities. He was previously a Senior Account Manager of General Electric Capital Corporation's Corporate Finance Group, with responsibilities for underwriting, structuring, and monitoring debt and equity investments.


Michael F. Bonnet

Mr. Bonnet, 35, became a director of the Company on October 6, 1997. He has been employed by Conseco Private Capital Group, Inc. since 1995 and is currently its Vice President, with responsibilities for identifying, structuring, and underwriting new investment opportunities. From 1993 to 1995, Mr. Bonnet was a Senior Associate in the Reorganization and Bankruptcy Group of Coopers & Lybrand, with responsibilities for evaluating, developing and implementing workout strategies for client companies. From 1986 to 1992, Mr. Bonnet was an Account Manager in the Corporate Finance Group of General Electric Capital Corporation, with responsibilities for restructuring non-performing assets and for underwriting, structuring, and monitoring debt and equity investments in the financial services industry.

Robert T. Wildman


Mr. Wildman, 50, became a director of the Company on October 6, 1997. He is a partner with the law firm of Henderson, Daily, Withrow & DeVoe in Indianapolis. His law firm represents Conseco, Inc. on various matters, including its relationship with the Company.

Conseco, Inc.

              The following table sets forth, as of September 30, 1997, the beneficial ownership of all shares of the outstanding common stock of Conseco, as of such date, of all named executive officers and directors of the Company, individually and as a group.


                                                                 Shares Beneficially
                                                               Owned and of Record(1)
                                                             ------------------------------
Name and Address                                             Number                 Percent
----------------                                             ------                 -------
Robert R. Bartolini
   500 Cypress Creek Road West,
   Suite 590
   Fort Lauderdale, FL  33309                                  0                       0%

Robert J. Carlson
   500 Cypress Creek Road West,
   Suite 590
   Fort Lauderdale, FL   33309                                 0                       0

Ngaire E. Cuneo
   745 Fifth Avenue, Suite 2700
   New York, NY  10151                                 1,505,102(2)                    *

David R. Jones
   2 Ocean Avenue
   Scituate, MA  02066-1624                                    0                       0

Michael F. Bonnet
   745 Fifth Avenue, Suite 2700
   New York, NY  10151                                     6,578(3)                    *

Andrew W. Hubregsen
   745 Fifth Avenue, Suite 2700
   New York, NY  10151                                    36,786(4)                    *

Robert T. Wildman, Esquire
   2600 One Indiana Square
   Indianapolis, IN  46204-2071                                0(5)                    0

All Directors and Executive Officers
   As a group (7 persons)                              1,548,466                       *


*Represents less than 1%

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares that each person has the right to acquire within 60 days through the exercise of options, warrants or debentures, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Exchange Act.

(2) Ms. Cuneo joined the Board of Directors effective April 23, 1996 in conjunction with the sale by the Company of certain debentures. See "Material Stockholder Arrangements." Of these shares, 574,676 are subject to options held by Ms. Cuneo which are exercisable within 60 days, 82,142 are owned by trusts of which her children are the beneficiaries, and 10,000 are subject to a currently exercisable warrant by her.

                                       12



(3) Michael F. Bonnet joined the Board of Directors on October 6, 1997 pursuant to the Investment Agreement. See "AMENDMENT TO CERTIFICATE OF INCORPORATION
     - Investment Agreement." Of these shares, 5,760 are subject to options held by Mr. Bonnet which are exercisable within 60 days and the remainder are attributable to Mr. Bonnet's account under the ConsecoSave Plan, a 401(k) savings plan.

(4) Andrew W. Hubregsen joined the Board of Directors on October 6, 1997 pursuant to the Investment Agreement. See "AMENDMENT TO CERTIFICATE OF INCORPORATION - Investment Agreement." Of these shares, 34,000 are subject to options held by Mr. Bonnet which are exercisable within 60 days and the remainder are attributable to Mr. Hubregsen's account under the ConsecoSave Plan, a 401(k) savings plan

 5) Mr. Wildman joined the Board of Directors on October 6, 1997 pursuant to the Investment Agreement. See "AMENDMENT TO CERTIFICATE OF INCORPORATION
     - Investment Agreement."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference herein:

              1.      Financial Statements of the Company [included  in Part II,
                      Item 7 of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996];

              2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

              All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

By Order of the Board of Directors,


/s/ROBERT R. BARTOLINI
-----------------------------
Robert R. Bartolini, Chairman and Chief Executive Officer


Dated:  November 29, 1997

                                    EXHIBIT A

                              INVESTMENT AGREEMENT

         This Agreement is by and between NAL Financial Group Inc., a Delaware corporation ("Company") and Conseco, Inc., an Indiana corporation or its assigns ("Conseco") to be effective as of this 21st day of August, 1997.


                                    RECITALS

         A. Conseco Private Capital Group, Inc. ("Lender") and Company's wholly owned subsidiary, NAL Acceptance Corporation, a Florida corporation ("Borrower") have entered into a First Amendment to Credit Agreement ("First Amendment") of even date herewith.

         B.   Subject  to  the  terms  and  conditions   hereof,  Conseco or its
              designee, has agreed to purchase certain preferred stock of the Company.

         C. As inducement for the Lender to advance funds under the First Amendment and for Conseco to purchase the preferred stock, the Company has agreed to amend the 9% Subordinated Convertible Debenture dated April 23, 1996, issued to Beneficial Standard Life Insurance Company in the amount of $5,000,000 and the 9% Subordinated Convertible Debenture dated April 23, 1996, issued to Great American Reserve Insurance Company in the amount of $5,000,000 (collectively, the "Conseco Debentures") to provide that the conversion price therein is fixed at thirty-two (32(cent)) cents per share based upon eighty percent (80%) of the closing bid price of the company's common stock on August 19, 1997, pursuant to the Second Amendment in the form attached hereto as Exhibit "A" (the "Conseco Debenture Amendments").

         D. As a condition of Lender's execution and delivery of the First Amendment, the company shall amend certain other convertible debentures now held by third parties, as listed on Exhibit "B" attached hereto ("Other Debentures") to provide for a fixed conversion price of (i) thirty (30) cents per share for all Other Debentures other than those now held Merrill Lynch World Income Fund, Inc. and Merrill Lynch Convertible Fund, Inc. (the "Merrill Debentures") and (ii) thirty-two (32(cent)) per share for the Merrill Debentures as to (i) and (ii) when and as Conseco or any affiliate acquires such Other Debentures all as hereinafter more specifically provided for herein.


         E. As an inducement to the company to enter into this Agreement, Conseco agrees to convert the Conseco Debentures and Other Debentures it acquires at the Closing or as soon thereafter as possible.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, and to induce the Lender to enter into the First Amendment, the parties hereby agree as follows:

         1. For purposes of this Agreement, the term "Closing" shall mean one business day following the later of (i) the expiration of the waiting period under the Hart-Scott-Rodino Act with respect to a filing made by Conseco thereunder with respect to its proposed acquisition of control of the company ("HSR Filing") or (ii) the resolution of any objections or antitrust issues raised by the government as a result of such filing. Conseco and the Company agree to make the necessary filings under the Hart-Scott-Rodino Act by August 27, 1997.

         2. At the Closing, Conseco shall cause the Conseco Debentures and Other Debentures owned by Conseco to be converted to common stock of the company in accordance with their amended conversion prices as provided herein to the extent that the Company has sufficient authorized common shares, and will complete all such remaining conversions after sufficient authorized shares are available.

         3. Conseco or its designees will use its best efforts to acquire the Other Debentures at or prior to Closing on the terms reflected in term sheets sent to the holders of the Other Debentures. At the Closing, the Company shall execute and deliver the Conseco Debenture Amendments reflecting the fixed conversion price of thirty-two (32(cent)) cents per share and at the Closing upon receipt of written notification from Conseco that Conseco, or one of its affiliates, has acquired all or any part of the Other Debentures, the Company shall enter into an amendment with such acquiring party providing for the amendment of the conversion price of the Other Debentures so acquired to a fixed price of thirty (30(cent)) cents per share except for the Merrill Debentures whose conversion price shall be amended to a fixed price of thirty-two (32(cent)) cents per share; such amendments being substantially in the same form as the Conseco Debenture Amendments.

         4. At the Closing, Conseco shall cause the Lender to extend the maturity date of all monies (i.e., the Original Loan and the Working Capital
Loan) advanced to Borrower by Lender under its Credit Agreement with Borrower to April 1, 1998.

         5. The Company shall immediately undertake to amend its Certificate of Incorporation to increase its authorized shares of common stock in an amount sufficient to issue common stock upon conversion of the Conseco Debentures and Other Debentures (assuming the same are acquired and converted by Conseco or its affiliates) at the amended conversion price. The Company certifies that its Board of Directors has adopted a resolution proposing such an amendment to its shareholders. Conseco shall cooperate with the Company in connection with such amendment and vote in favor thereof. Prior to the Closing, the Company agrees not to issue, offer or sell any shares of common stock or preferred stock or securities convertible into common or preferred stock without consent of Conseco.

         6. The Company certifies that its Board of Directors has adopted resolutions increasing the members of its Board of Directors by three (3) positions to create three (3) vacancies effective as of Closing, and have authorized such vacant positions to be filled by Conseco appointees at the Closing.

         7. At the Closing, Conseco or its designee shall contribute additional equity in an amount equal to the difference between Ten Million Dollars ($10,000,000), and the amount of loan advances made by the Lender to the Company under the Working Capital Loan as defined in the First Amendment as of the Closing in exchange for preferred stock of the Company have terms acceptable to Lender and consistent with the provisions of Exhibit "C" attached hereto.

         8. Conseco's obligations to close shall be subject to the following conditions: (i) no government agency has raised any objections or antitrust issues with respect to the acquisition of the Other Debentures by Conseco or its affiliates, (ii) the Borrower is not in material default of its obligations to Lender beyond applicable cure periods, (iii) the holders of the Other Debentures shall have complied with their agreements to sell the Other Debentures to Conseco or its affiliates (iv) the Company is not a party to any insolvency, receivership or bankruptcy proceedings, (v) the Company has not breached its obligations under this Agreement, or (vi) there has been no material adverse change in the financial condition or business prospects of the Company and its subsidiaries since the date hereof provided Lender provides the advances required under the Credit Agreement with Borrower.

         9. Conseco agrees that (i) from the date hereof, until Closing, neither Conseco nor any of its Affiliates will initiate or cooperate in the initiation of any reorganization or liquidation proceeding with respect to the Company under the Bankruptcy Act, (ii) for a period of six (6) months following the Closing, Conseco will not cause the Company to engage in a cash out merger with Conseco or any Conseco affiliate or any other transaction in which minority shareholders are forced to exchange their shares for cash or other consideration unless the transaction is approved by a majority of the disinterested members of the Board of the Company, (iii) for a period of there (3) months following the Closing, Conseco will not cause the Company to engage in a cash out merger with Conseco or any Conseco affiliate or other transaction in which minority shareholders of the Company are forced to exchange their shares for cash or other consideration unless the transaction is approved by a majority of such minority shareholders. This paragraph does not prohibit purchase of Company shares by Conseco or its affiliates on a voluntary basis.

         10. This Agreement is for the benefit of the Lender, Conseco, and its affiliates, and shall have no effect on any Other Debentures not transferred to Conseco or its affiliates, not shall it benefit current holders of the Other Debentures.

         11. The Company agrees that upon Conseco's purchase of the Merrill Debentures, the Company shall amend all those certain warrants issued September 12, 1996, to the holders of Merrill Debentures of shares of common stock of the Company so as to provide a strike price being adjusted to one hundred percent (100%) of the closing bid price of the Company's common stock, as reported on the principal exchange or automated quotation system upon which the Company's common stock trades on the day of the expiration of the waiting period for the HSR filing made by Conseco with respect to its proposed acquisition of control of the Company (said warrants being retained by such Merrill Lynch affiliate).

         12. The Company represents that it has been duly authorized to enter into and perform this Agreement and that the execution and performance of this Agreement by the Company will not violate or cause a default under any orders, agreements, indentures or laws to which the Company is a party or by which it is bound.

         13. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         14. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         16. In the event any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         17. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

         18. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonably attorneys' fees in addition to any other available remedy. In addition, the

Company shall pay the reasonable attorney fees incurred by Conseco in connection with the transactions contemplated by this Agreement and the preparation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the first above-mentioned date.


                                   CONSECO, INC.




                                   By:  /s/ Ngaire E. Cuneo
                                        -------------------------
                                        Ngaire E. Cuneo
                                        Executive Vice President




                                   NAL FINANCIAL GROUP INC.




                                   By:  /s/ Robert R. Bartolini
                                        ------------------------
                                       Robert R. Bartolini,
                                       Chairman and Chief Executive Officer

                                    EXHIBIT B


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NAL FINANCIAL GROUP INC.

                  The   undersigned,   desiring  to  amend  the  Certificate  of
Incorporation of NAL Financial Group Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation law, DOES HEREBY CERTIFY:

                                    FIRST:    The  Board of  Directors  of   the
                           Corporation has duly adopted the following resolution proposing and declaring advisable the following amendment to its Certificate of Incorporation:

                                    RESOLVED,  that Section  5(a) be  amended to
                           read as follows:

                           "5. (a) The Corporation is authorized to issue capital stock to the extent of: 100,000,000 shares of Common Stock with a par value of $.15 per share and 10,000,000 shares of Preferred Stock with a par value of $.01 per share.

                                    The  Board  of  Directors   shall  have  the
                                    authority   to   fix  by   resolution   such
                                    designations, powers, preferences, rights, qualifications, limitations, or restrictions of the Preferred Stock that may be desired."

                                    SECOND:   That   written   consent   by  the
                           shareholders of the Corporation has been given to the aforesaid amendment in accordance with Section 228 of the Delaware General Corporation Law.

                                    THIRD:     That the aforesaid amendment  has
                           been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.


                                    FOURTH:    That this  amendment shall become
                           effective on December 14, 1997.


                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate of Amendment to be signed by its President and Secretary this 24th day of November, 1997.

                                    NAL FINANCIAL GROUP INC.

                                    By:  /s/ROBERT R. BARTOLINI
                                         ----------------------------------
                                         Robert R. Bartolini, President

                                    By:  /s/JOANN WOODSIDE
                                         ----------------------------------
                                         JoAnn Woodside, Secretary









                                       2